Exhibit 10.12

FIRSTAMENDMENT TO TRANSITION MANUFACTURINGAGREEMENT

This    FIRST    AMENDMENT    TO    THE    TRANSITION    MANUFACTURING AGREEMENT, dated as of December 26, 2024 (this “First Amendment”) is entered into by and between KENVUE INC., a Delaware corporation (“Kenvue”), and JOHNSON & JOHNSON, a New Jersey corporation (“J&J”). Kenvue & J&J may each be referred to herein as a “Party”, and collectively, as the “Parties”.

WHEREAS,    the    Parties    previously    entered    into    that    certain TRANSITION MANUFACTURINGAGREEMENT (the “Agreement”), dated as of May 3, 2023.

WHEREAS, Section 15.03 of the Agreement provides that it may be amended by the mutual agreement of the Parties in writing executed by authorized officers thereof.

WHEREAS, the Parties desire to amend the Agreement as set forth in this First Amendment.

NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the Parties agree as follows:

1.    Amendment to Section 4.01(b) of the Agreement. Effective as of December 30, 2024, Section 4.01(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

Rolling Forecasts. Notwithstanding the prior delivery of any Non-Binding Annual Forecast, by the first day of each calendar month during the Manufacturing Term, Kenvue will submit to J&J a forecast of Kenvue’s anticipated demand of each Product for the next eighteen (18) consecutive calendar months commencing with the calendar month in which such forecast is delivered and long-term projected volumes for the nineteenth (19th) through thirty-sixth (36th) calendar months based on Kenvue’s most recently provided projections of its long-term demand for Products (each, a “Rolling Forecast”, and any Non-Binding Annual Forecast or Rolling Forecast, a “Forecast”). Each Rolling Forecast shall be broken down monthly, on a Product-by-Product basis and by SKUs, and shall be in amounts equal to or greater than the applicable Minimum Order Quantity for each Product. J&J shall confirm acceptance, reject or otherwise respond to each Rolling Forecast within fourteen (14) calendar days of submission and, upon acceptance thereof, such Rolling Forecast shall supersede all previously accepted Rolling Forecasts. In the event that a Rolling Forecast is rejected by J&J, in whole or in part, J&J shall specify in reasonable detail the basis for and scope of such rejection (including the SKUs subject to such rejection) and, solely to the extent any Rolling Forecast is rejected, the most recently accepted Rolling Forecast shall continue to apply with respect to the SKUs subject to such rejection. The forecasted demand for each API for the first twelve (12) calendar months of an accepted Rolling Forecast will be binding (to the extent not already binding pursuant to a previous Rolling Forecast). The forecasted demand for each other Product for the first three (3) calendar months of an accepted Rolling Forecast will be binding (to the extent not already binding pursuant to a previous Rolling Forecast) and, with respect to the subsequent nine (9) calendar months of an accepted Rolling Forecast, (i) subject to clause (iii) of this sentence, increases or decreases to the quantity of any Product forecasted for any such calendar month of up to 10% shall be permitted, (ii) in the event of any proposed increases to the quantity of any Product forecasted for any such calendar month in excess of 10%, the Parties shall mutually agree upon any such increases in Supply Reviews, taking into account available capacity at the applicable Facilities and availability of Raw Materials and APIs, and (iii) in the event of any proposed decreases to the quantity of any Product forecasted for any such calendar month (x) in excess of 10% or (y) below any other limitation on forecasted quantity for such Product set forth on Schedule B, the Parties shall mutually agree upon any such decreases in Supply Reviews.

2.    Amendment to Section 15.03 of theAgreement. Section 15.03 of theAgreement is hereby deleted in its entirety and replaced with the following:

Amendments and Waivers. Subject to Section 14.01, thisAgreement may only be amended by the mutual agreement of the Parties in writing executed by authorized officers thereof; provided that mutually agreed changes to schedules in this Agreement may be updated by the Parties through a change request process.

3.    Amendment to Schedule I. Effective as of December 30, 2024, Schedule I of the Agreement is hereby deleted in its entirety and replaced with theAmended Schedule I (“Amended Schedule I”) as set forth on Exhibit A hereto. All references in the Agreement to Schedule I shall be deemed to be replaced by Amended Schedule I as of the date of this FirstAmendment.

4.    Product Adjustments. The obligations and other terms set forth on Exhibit B shall apply to the Parties with respect to the Products set forth therein.

5.    Effectiveness. Except as otherwise expressly set forth herein, this FirstAmendment shall be effective as of the date hereof.

6.    Other References. All references in the Agreement and all the other documents related thereto to the term “Agreement” shall mean theAgreement as defined therein together with this First Amendment. Capitalized terms not otherwise defined herein shall have the same meanings set forth in theAgreement.

7.    No Novation or Waiver. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of theAgreement. Nothing contained herein shall constitute a release, termination, or waiver of any rights or remedies granted to either Party in theAgreement except as set forth in this FirstAmendment. Nothing contained herein constitutes an agreement or obligation by either Party to enter into any further amendments to theAgreement except this FirstAmendment.

8.    Inconsistencies. To the extent of any inconsistency between the terms and conditions of this FirstAmendment and the terms and conditions of theAgreement, the terms and conditions of this First Amendment shall in all events prevail. All terms and conditions of the Agreement not inconsistent herewith shall remain in full force and effect.

9.    Ratification. The parties hereby ratify and affirm all terms and conditions of the Agreement, which shall remain in full force and effect, subject to and to the extent not inconsistent with the terms of thisAmendment.

10.    Governing Law. This First Amendment shall be governed by, and construed in accordancewith, theLawsof theStateof Delaware, withoutregard to thechoiceof Lawprovisions thereof. Any dispute relating to this FirstAmendment or an alleged breach thereof shall be resolved in accordance with Section 11.02 of the Separation Agreement. THE PARTIES HERETO EXPRESSLY AGREE THAT THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS (1980) IS SPECIFICALLY EXCLUDED AND WILL NOT APPLY TO THIS FIRST AMENDMENT AND THAT KENVUE EXPRESSLY WAIVES AND RELEASES JNJ FROMANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FORA PARTICULAR PURPOSE. EACH PARTY HERETO WAIVES ITS RIGHT TO TRIALOF ANY ISSUE BY JURY.

11.    Counterparts. This FirstAmendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same First Amendment. An executed signature page of this First Amendment (including by facsimile or PDF format signature) delivered by electronic transmission (with transmission confirmed) or in PDF format via email shall be as effective as an original executed signature page.

12.    Severability. It is the desire and intent of the Parties that the provisions of this First Amendment will be enforced to the fullest extent permissible under the Laws in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this First Amendment is determined to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus determined to be invalid or unenforceable, such deletion to apply to the extent of such invalidity or unenforceability without affecting in any way the remaining provisions hereof and only with respect to the operation of such provision in the particular jurisdiction in which such determination is made.

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IN WITNESS WHEREOF, the Parties have each duly executed this First Amendment as the date first above written.

JOHNSON & JOHNSON:

By:    /s/ Francis Dougherty

KENVUE INC.:

By: /s/ Chris Andrew

Name: Francis Dougherty	Name: Chris Andrew
Title: Treasurer	Title: Assistant Secretary

[Signature Page to the FirstAmendment to the Transition Manufacturing Agreement]

List of Exhibits

A.Amended Schedule I: Transition Timeline & Termination Costs
B.Product Adjustment